Exhibit 5.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

October 9, 2013

Kraft Foods Group, Inc.

Three Lakes Drive

Northfield, Illinois 60093

Re:	Kraft Foods Group, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to of Kraft Foods Group, Inc., a Virginia corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i) the Company’s unsecured debt securities (the “Debt Securities”);

(ii) guarantees of debt securities (the “Guarantees”);

(iii) shares of the Company’s common stock, without par value (the “Common Stock”);

(iv) shares of the Company’s preferred stock, without par value (the “Preferred Stock”);

(v) depositary shares each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”);

(vi) contracts for the purchase or sale of Debt Securities, Guarantees, Preferred Stock or Common Stock or other securities, currencies or commodities (the “Purchase Contracts”);

(vii) warrants for the purchase of Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Guarantees (the “Warrants”); and

(viii) units of the Company comprised of any combination of Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Debt Securities, Guarantees or debt securities of third parties (the “Units”).

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

October 9, 2013

The Debt Securities, Guarantees, Depositary Shares, Purchase Contracts, Warrants, and Units are collectively referred to herein as the “Securities.” The Debt Securities are to be issued under an indenture, dated June 4, 2012, entered into between the Company and Deutsche Bank Trust Company Americas, as indenture trustee (the “Base Indenture”). The Base Indenture is filed as an exhibit to the Registration Statement. The Guarantees will be issued pursuant to one or more guarantee agreements (each, a “Guarantee Agreement”) between the Company and the other parties thereto. The Depositary Shares will be issued in one or more series pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”). The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto (each, a “Warrant Agent”). The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and the purchase contract agent party thereto (the “Contract Agent”). The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto (the “Unit Agent”). Each Guarantee Agreement, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement and Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or, as appropriate, a Current Report on Form 8-K incorporated in the Registration Statement by reference. The Base Indenture, Guarantee Agreements, Deposit Agreements, Warrant Agreements, Purchase Contract Agreements and Unit Agreements are hereinafter referred to as the “Opinion Documents.”

In connection with this opinion, we have reviewed the originals, or copies identified to our satisfaction, of the Base Indenture, the Registration Statement, forms of all Debt Securities and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed that each of the Opinion Documents will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms; and that each of the Opinion Documents will be governed by and construed in accordance with the law of the State of New York. We also have assumed that the execution, delivery and performance by the Company of the Opinion Documents will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the certificate of incorporation or bylaws of the Company, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

October 9, 2013

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation and the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 6 below) shall have been duly completed and shall remain in full force and effect; and

(v) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to any Debt Securities, when:

a.	the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the Base Indenture,

b.	any such supplemental indenture has been duly executed and delivered by the Company and the trustee (together with the Base Indenture, the “Indenture”), and

c.	such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement,such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

October 9, 2013

2.	With respect to any Guarantees, when:

a.	a Guarantee Agreement relating to such Guarantees has been duly executed and delivered by the Company and each other party thereto,

b.	the terms of the Guarantees have been established in accordance with the Guarantee Agreement, and

c.	the Guarantees have been duly executed and delivered in accordance with the applicable Guarantee Agreement, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Guarantees will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.	With respect to Depositary Shares, when:

a.	a Deposit Agreement relating to such Depositary Shares has been duly executed and delivered by the Company and the depositary appointed by the Company,

b.	the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and

c.	the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein, the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to any Purchase Contracts, when:

a.	the related Purchase Contract Agreement has been duly executed by the Company and each other party thereto,

October 9, 2013

b.	the terms of the Purchase Contracts have been established in accordance with the Purchase Contract Agreement, if any, or the applicable definitive purchase, underwriting or similar agreement,

c.	the terms of any collateral or security arrangements relating to such Purchase Contracts have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, and

d.	such Purchase Contracts have been executed (in the case of certificated Purchase Contracts) and delivered in accordance with the Purchase Contract Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Purchase Contracts will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

5.	With respect to any Warrants, when:

a.	the Warrant Agreement relating to such Warrants has been duly executed and delivered by the Company and each other party thereto,

b.	the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.	the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	With respect to any Units, when:

a.	the Unit Agreement relating to the Units has been duly executed and delivered by the Company and each other party thereto,

b.	the terms of the Units have been duly established in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

October 9, 2013

c.	the Units have been duly executed (in the case of certificated Units) and delivered in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America, which laws are subject to change with possible retroactive effect, and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered at a proceeding in equity or at law, (iii) requirements that a claim with respect to Debt Securities that are denominated in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (iv) governmental authority to limit, delay or prohibit making payments in foreign currency or currency units or payments outside the United States. We note that a judgment for money in an action based on a Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars, although certain states, including the State of New York, provide for the rendering of judgments in foreign currencies. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights and (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws.

D. To the extent relevant to our opinions in paragraphs 3, 4, 5 and 6 and not covered by our opinion in paragraph 1, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Depositary Shares, Purchase Contracts, Warrants, or Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

October 9, 2013

E. To the extent relevant to our opinions in paragraphs 2, 4, 5 and 6, we have assumed that the debt underlying any Guarantees is a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP